UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2009

AMERICAN URANIUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52824	98-0491170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street, Suite 2800 South Tower, Denver, CO 80202
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 634-2265

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2009 we announced the appointment of Robert Connochie to our board of directors effective March 30, 2009. Our company will reimburse Mr. Connochie for out of pocket expenses incurred for attending Board meetings and will grant stock options for the purchase of shares of our company’s common stock.

Robert G. Connochie is an experienced senior mining industry executive.

Mr. Connochie is currently the President of Behre Dolbear Capital, Inc. and a Senior Associate of Behre Dolbear & Company, a broadly based consulting firm providing services in all aspects of the mining industry.

Since 1993, Mr. Connochie has also served as President of Chartwell Ventures Incorporated, which specializes in strategic planning, market evaluation, and project valuation, development, and financing for the mining industry.

Earlier key mining industry positions held by Mr. Connochie include Chairman and President of Potash Corporation of America (1987-93) and Rio Algom Ltd's Vice President Corporate Development (1968-87). He has also served as a Director of a large number of mining companies and industry organizations.

Mr. Connochie obtained a B.A.Sc. from the Univeristy of British Columbia in 1964 and an M.B.A. from the Univeristy of Western Ontario in 1967.

There are no family relationships between any of our directors or officers. Our directors now include Robert A. Rich, Donald K. Cooper, Joseph DiStefano and Robert Connochie.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2009, our company’s Board of Directors amended and restated our bylaws. The amendment and restatement of the bylaws was for the purpose of, among other things, amending our bylaws so that they will be suitable if we apply for a listing on a Canadian Stock Exchange. The changes to our prior bylaws include: (i) expanding certain provisions with respect to shareholders’ meetings including change of quorum requirements; (ii) amending certain provisions respecting appointment of directors, corporate governance and committees, and directors’ meetings; (iii) expanding certain provisions with respect to officers and their duties; (iv) changing certain provisions with respect to share certificates; and (vi) adding certain indemnification provisions.

The above description of the Amended Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Bylaws of the Company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

3.1	Amended By-laws

99.1	News release dated April 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Robert A. Rich

Robert A. Rich
President, Secretary and Director

April 15, 2009